EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Paradigm Medical Industries, Inc. (the “Company”) on Form 10-Q/A for the period ending June 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Raymond P.L. Cannefax, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(a)	the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the report fairly presents, in all material respect, the financial condition and result of operations of the Company.

/s/ Raymond P.L. Cannefax
Date: October 14, 2008	Raymond P.L. Cannefax
President and Chief Executive Officer